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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Cooper Cameron Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COOPER CAMERON CORPORATION

2004 Proxy Statement and

Notice of Annual Meeting
of Stockholders

Sheldon R. Erikson Chairman of the Board, President and Chief Executive Officer

To the Stockholders of Cooper Cameron Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Cooper Cameron Corporation to be held on Thursday, May 13, 2004, at the Company’s corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, commencing at 10:00 a.m. A report on Cooper Cameron will be presented at the meeting, followed by a question and answer session.

      You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement, which are included on the following pages of this booklet.

      We know that most of our stockholders will not be attending the Annual Meeting in person. As a result, the Board of Directors of our Company is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please vote your shares by internet, telephone or mail as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in the accompanying Proxy Statement.

      Thank you for your continued support and interest in Cooper Cameron.

Very truly yours,

Sheldon R. Erikson

COOPER CAMERON CORPORATION 1333 West Loop South, Suite 1700 Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m. on May 13, 2004

Place	1333 West Loop South, Suite 1700, Houston, Texas

Items of Business	1. Elect two members to Class III of the Board of Directors.
2. Ratify the appointment of independent auditors for 2004.
3. Act upon such other matters, including one stockholder proposal, as may properly come before the Meeting or any adjournment thereof.

Record Date	March 15, 2004

Annual Report	The Annual Report for the year ended December 31, 2003, which is not a part of the proxy solicitation material, has been mailed along with this Notice and accompanying Proxy Statement.

Proxy Voting	Stockholders of record may appoint proxies and vote their shares in one of three ways:
• using the internet pursuant to the instructions on the proxy card,
• calling the toll-free number on the enclosed proxy card, or
• signing, dating and mailing the enclosed proxy card in the envelope provided.

Stockholders whose shares are held by a bank, broker or other agent may appoint proxies and vote as provided by that bank, broker or other agent. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

William C. Lemmer
Vice President, General Counsel and Secretary
March 24, 2004

COOPER CAMERON CORPORATION

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2004

      This Proxy Statement and the accompanying proxy/voting instruction card (“proxy card”) are being furnished to stockholders of record of Cooper Cameron Corporation (“Company”) by the Company’s Board of Directors (“Board”) in connection with its solicitation of proxies to be used at the 2004 Annual Meeting of Stockholders, scheduled to be held on May 13, 2004, or any postponements or adjournments thereof (“Annual Meeting” or “Meeting”). This Proxy Statement and the accompanying proxy card contain information related to the Annual Meeting and will be mailed to stockholders beginning March 24, 2004.

GENERAL INFORMATION FOR STOCKHOLDERS

What is the purpose of the Annual Meeting?

      At the Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely:

      Election of two directors to the Board,

      Ratification of the appointment of independent auditors for 2004,

      Vote on a stockholder proposal, and

      Any other business that may properly come before the Meeting, though the election of directors, ratification of the appointment of independent auditors and vote on a stockholder proposal are the only scheduled items of which the Company was given required notice.

      In addition, management will present a report on the Company and will respond to questions from stockholders.

Who is entitled to vote?

      Owners of shares of Cooper Cameron common stock (“Common Stock”) at the close of business on March 15, 2004, the Record Date, are entitled to vote and participate in the Annual Meeting.

      Participants in the Cooper Cameron Corporation Retirement Savings Plan and the Company-sponsored Individual Account Retirement Plans (collectively, “Retirement Plans”) may give voting instructions with respect to the Common Stock credited to their account in the Retirement Plans to the trustees of the Retirement Plans, who have the actual voting power over the Common Stock in the Retirement Plans.

What are the voting rights of holders of Cooper Cameron Common Stock?

      Each outstanding share of Cooper Cameron Common Stock will be entitled to one vote on each matter considered at the Meeting.

How does the Board recommend shares be voted?

      The Board recommends that stockholders vote FOR each of the director nominees, FOR the ratification of the appointment of the Company’s independent auditors, and AGAINST the shareholder proposal.

How can shares be voted?

      Shares of Common Stock can be voted in person at the Meeting or can be voted by proxy, and voting instructions can be given to the Retirement Plans’ trustees, in one of three ways, the instructions for which are on the proxy card:

•	by internet

•	by telephone

•	by signing, dating and returning a proxy card.

How will votes be counted?

      Votes will be counted as directed, except:

•	when a signed proxy card is returned with no choice indicated, the shares will be voted either as recommended by the Board, or, if the shares are held in one of the Retirement Plans, they will be voted in the same proportion as the other shares in the Retirement Plans have been voted; and

•	if a proposal, other than the election of directors, ratification of the appointment of independent auditors for 2004 or the stockholder proposal, is properly presented for consideration at the Meeting, the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, they will exercise their discretion in voting on the proposal.

What is the effect of abstentions and broker non-votes?

      If you do not desire to vote on any proposal, you may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or internet instructions. Shares voted as abstaining will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any proposal before the Meeting other than the election of directors. The effect of an abstention is discussed further in the next question and answer.

      A “broker non-vote” occurs when you hold your shares in “street name” through a bank, broker or other agent and do not give instructions to your agent on how you want your shares voted, and the agent either exercises its discretionary authority under the rules of the New York Stock Exchange to vote on one or more, but not all, of the proposals or the agent has no discretion under these rules to vote on the proposal. Therefore, if you do not give your broker, bank or other agent specific instructions, your shares may not be voted on such proposals and will not be counted in determining the number of shares necessary for approval of these matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether a quorum is present.

What vote is required for approval?

      Provided a quorum is present, directors are elected by a plurality of the votes cast. Therefore, the two nominees for director receiving the highest number of votes cast will be elected. Abstentions, “broker non-votes” and shares not voted will have no effect.

      Each other proposal to be voted on will be decided by a majority of the votes cast on that proposal. Abstentions will have the effect of a negative vote. Shares represented by “broker non-votes” are not entitled to vote on that proposal and will not be counted in determining the number of shares necessary for approval and will, therefore, have no effect.

What constitutes a quorum?

      The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date will constitute a quorum, permitting the Meeting to conduct its business. As of the Record Date, 53,933,882 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of Common Stock representing at least 26,966,942 votes will be required to establish a quorum.

What shares will be considered “present” at the Meeting?

      The shares voted at the Meeting and shares for which properly signed proxy cards have been returned or which were properly voted by internet or telephone will be counted as “present” for purposes of establishing a quorum. Proxies received but marked as abstentions and those containing “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting.

How can a proxy be revoked?

      A proxy can be revoked at any time prior to a vote at the Meeting by:

•	notifying the Secretary of the Company in writing, or

•	signing and returning a later-dated proxy.

When and where will a list of stockholders be available?

      A list of stockholders of record will be available for examination at the Company’s office during ordinary business hours for a period of ten days prior to the Meeting.

PROPOSALS

Election of Directors — Proposal Number 1 on the Proxy Card

      The Company’s Certificate of Incorporation provides for a Board of Directors of between five and fifteen members (with seven being the number currently authorized) divided into three classes. The term of each class of directors is normally three years, and the term of one class expires each year in rotation, so that approximately one-third of the Board is elected each year. The term of the Class III directors expires at this year’s Meeting, at which the stockholders will elect new Class III directors. The current Class III directors are Lamar Norsworthy and Michael E. Patrick.

Nominees

      The Board has nominated Messrs. Norsworthy and Patrick for re-election as Class III directors for a three-year term expiring at the Annual Meeting of Stockholders in 2007, or when their successors are elected and qualified.

      If either of the nominees is unable to serve, which is not anticipated, the remaining Board members may nominate another person, elect a substitute, or, alternatively, reduce the size of the Board, all in accordance with the Company’s Certificate of Incorporation.

      The Board recommends that stockholders vote FOR each of the nominees.

Ratification of the Appointment of Independent Auditors for 2004 — Proposal Number 2 on the Proxy Card

      Ernst & Young LLP has served as the Company’s independent auditors since 1995. The Audit Committee has appointed Ernst & Young LLP as independent auditors for the Company for fiscal year 2004, subject to the ratification of such appointment by the stockholders.

      A vote will be taken on a proposal to ratify this appointment at the Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent auditors to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the shares of Common Stock entitled to vote on this proposal at the Meeting is not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

      It is expected that representatives of Ernst & Young LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements incorporated by reference in the Company’s Annual Report on Form 10-K. These representatives will have the opportunity to make a statement if they desire.

      The fees billed by Ernst & Young LLP for services rendered for 2003 and 2002 are set out on page 10.

      The Board recommends that stockholders vote FOR this appointment.

Stockholder Proposal — Proposal Number 3 on the Proxy Card

      Calvert Social Index Fund, owner of 370 shares of Common Stock, through its investment advisor, Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, has submitted the following proposal for consideration at the Meeting. The Board opposes the proposal for the reasons stated after the stockholder’s Statement in Support.

     Stockholder Proposal

      BE IT RESOLVED, we request that Cooper Cameron prepare a GRI-based sustainability report at a reasonable cost, which may exclude confidential information. This report shall be made available to shareholders and employees, 6 months after the company’s 2004 annual general meeting of shareholders.

     Stockholder’s Statement in Support

      Cooper Cameron Corporation is a leading manufacturer and servicer of oil and gas industry equipment with operations and products that significantly affect a variety of stakeholders, including employees, shareholders, and local community members. The company does not currently comprehensively disclose its social and environmental performance, however, and stakeholders do not have access to information on these vital issues.

      There are significant long-term financial benefits to corporations that have high levels of transparency. For example, a recent study (Sibson Consulting and Spencer Stuart) found that companies with higher levels of disclosure on their governance practices have higher returns than less transparent companies. Likewise, an October 2002 study (Standard & Poors) concludes that markets pay a premium for companies that have higher levels of information disclosure. Social investors, the fastest growing class of investors, additionally find that social and environmental disclosure is material to overall financial value. Moreover, companies that do not disclose face the risk of being sued by their shareholders or fined by facing increased risks of penalties from regulatory bodies, for nondisclosure.

      Increased disclosure is becoming the corporate norm among larger corporations, and a growing population of institutional investors believes that increased disclosure is best captured in a sustainability report formatted in accordance with Global Reporting Initiative (GRI) guidelines. To date, 318 companies in 26 countries have used the Guidelines in shaping their sustainability reports.

      GRI (www.globalreporting.org) is an international standard-setting organization with representatives from business, environmental, human-rights and labor communities. The GRI Sustainability Reporting Guidelines, created by the GRI, provide companies with (1) a set of reporting principles essential to producing a balanced and reasonable report and (2) guidance for report content, including performance against core indicators in six categories (direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility).

      The Guidelines provide a flexible system for sustainability reporting that permits a company to use an “incremental approach” where a company may omit some content requested by the Guidelines but “base their reports on the GRI framework and incrementally improve report content coverage, transparency, and structure over time.”

      GRI reports can directly benefit a company by saving time and money in responding to dozens of questionnaires from social institutions and investors, in addition to improving reputation, raising staff morale, and enhancing stakeholder relations. An analysis carried out by the Sustainable Development Reporting project revealed that the content of GRI guidelines covers more than 80% of the issues mentioned in the various questionnaires of the sustainability rating agencies.

     Board of Directors Statement in Opposition

      We believe that our current policies and practices address the concerns of the stockholder proposal concerning environmental and social issues related to sustainability. Indeed, our Standards of Conduct expressly states that Cooper Cameron values its good name and its role as a good citizen in each community in which it does business and requires every employee to conduct business in an ethical manner and in compliance with these Standards.

      The Company has extensive policies and an active program to ensure that it conducts its operations, wherever they are located, in a manner that provides a safe and healthy workplace and safeguards the environment. Our compensation policy and practice are to pay wages and benefits that are competitive in the respective communities in which we operate, as well as within our industry, in order to attract and retain quality employees. In the various countries in which we operate, wages paid to our employees are well above the minimum wage standards.

      The Company’s track record demonstrates that, wherever we operate, we strive to be a good corporate citizen. Furthermore, the Company is already subject to a rigorous reporting regime imposed by the securities laws and regulations of the United States, which have been significantly strengthened, and made more time-consuming and costly, by the recent Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s implementing regulations. The out-of-pocket cost to the Company to comply with just Section 404 of the Act, for example, exceeded $100,000 for 2003 alone, and is expected to increase substantially in 2004.

      The Board of Directors is firmly of the view that the Company’s current disclosure is more than adequate to fully inform investors about the economic and environmental aspects of its business and provide a high level of transparency. The Board also firmly believes that it is not in the best interests of your Company, not a wise expenditure of its money or its personnel’s time, to voluntarily take on a wholly new, non-required, non-governmental, international reporting scheme. The Board believes that the Company’s resources can be put to more productive use.

      For these reasons, your Board of Directors recommends a vote AGAINST this proposal.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Governance

      The business and affairs of the Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, and are managed under the direction of the Board.

      The Board has adopted written Corporate Governance Principles which further guide its actions. Additionally, the Board has adopted a Code of Business Conduct and Ethics for Directors. These Principles and the Code are set out in Appendices A and B to this Proxy Statement and are available for review on our website at www.coopercameron.com.

      The directors monitor the Company’s business and affairs through Board and Board Committee meetings, background and informational presentation materials provided to them on a regular basis, meetings with officers and employees of the Company, and outside advisors.

      The independent directors meet in executive session at each Board and Board Committee meeting. The executive sessions of the Board are led by David Ross III, who was selected by the Board as Presiding Director for this purpose, and those of the committees are led by their Chair.

Director Independence

      The Board makes an annual determination as to the independence of each director under the current standards for an independent director established by the New York Stock Exchange. This generally includes a director who is not a present or former employee of the Company or its independent auditor, has not been part of an interlocking directorate, and who has no material financial relationship or personal tie to the Company or its management, other than through share ownership or his or her position as a director, or any other relationship with the Company that might interfere with the exercise of his or her independence from management and the Company. The Board has determined that all of the directors are independent with the exception of Sheldon R. Erikson, who is an employee of the Company and who serves as Chairman, President and Chief Executive Officer of the Company.

Board Committees

      There are two permanent Committees of the Board: the Audit Committee and the Compensation and Governance Committee. Both the Audit Committee and Compensation and Governance Committee are composed entirely of independent directors. Membership of the Committees is as follows:

COMPENSATION
AUDIT	AND GOVERNANCE

Lamar Norsworthy	Nathan M. Avery
Michael E. Patrick*	C. Baker Cunningham
Bruce W. Wilkinson	David Ross III*
* Chair

      The Audit Committee reviews and approves the Company’s financial statements and earnings releases, oversees the internal audit function, reviews the Company’s internal accounting controls and oversees the Company’s compliance policies and programs. The Committee has the sole authority to appoint, review and discharge our independent auditors. The Board of Directors has determined that Mr. Michael E. Patrick, Chairman of the Audit Committee, and Messrs. Lamar Norsworthy and Bruce W. Wilkinson, members of the Audit Committee, are “audit committee financial experts” and “independent” as defined under applicable SEC and NYSE rules. The Charter of the Audit Committee is set out in Appendix C of the Proxy Statement and is available for review on our website. The Report of the Audit Committee appears on page 8 of this Proxy Statement.

      The Compensation and Governance Committee, among other things, serves as the Company’s nominating committee.

      With respect to other governance matters, the Committee is responsible for developing, reviewing, and monitoring compliance with the Company’s policies and practices relating to corporate governance, including the Company’s Corporate Governance Principles, and for monitoring compliance with corporate governance rules and regulations. In addition to reviewing and recommending to the Board nominees for directors, it also is responsible for recommending committee assignments and for conducting an annual review of Board effectiveness and the performance of the CEO. With respect to compensation matters, the Committee determines the compensation for executive officers and non-employee directors, and supervises and administers the compensation and benefits policies and plans of the Company. The Committee’s Report on Executive Compensation appears on page 14 of this Proxy Statement. The Charter of the Compensation and Governance Committee is set out in Appendix D to this Proxy Statement and is available for review on our website.

Meeting Attendance

      During 2003, the Board held five meetings, the Compensation and Governance Committee held four meetings and the Audit Committee held six meetings. Attendance for all such meetings was 100 percent.

      Each director is expected to make a reasonable effort to attend all meetings of the Board, all meetings of the Committees to which such director is a member and the Company’s annual meeting of stockholders. All of the directors attended the Company’s 2003 annual meeting of stockholders.

      Each director is also expected to have reviewed materials supplied in advance of such meetings.

Stockholder Communications with the Board

      The Board of Directors has implemented a process by which our stockholders may send written communications to the Board’s attention. Any stockholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Cooper Cameron Corporation Board of Directors, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027. The Corporate Secretary has been instructed by the Board to screen the communications to insure they are from stockholders and promptly forward all stockholders’ communications to the full Board or to the individual Board members specifically addressed in the communications.

Nominations

      The Compensation and Governance Committee is the Board Committee responsible for developing the Company’s slate of director nominees for election by stockholders, which the Committee recommends to the Board for its consideration.

      The Committee has the authority to engage the services of a third party search firm to assist in the identification and evaluation of Board member candidates. The Committee has not, to date, utilized any such services.

      The Committee determines the required selection criteria and qualifications of Company director nominees based upon the needs of the Company at the time nominees are considered. A candidate, at a minimum, must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, international transactions and the oilfield services industry. In general, candidates who hold an established executive level position in business, finance or education will be preferred. The Committee will consider these criteria for nominees identified by the Committee, by stockholders or through some other source. When current Board members are considered for nomination for reelection, the Committee also takes into consideration their prior Cooper Cameron Board contribution, performance and meeting attendance records.

      The Committee will consider qualified candidates for possible nomination who are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Compensation and Governance Committee c/o Corporate Secretary at the address listed above: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholders’ current status as a stockholder and the number of shares currently held.

      The Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Committee determines which nominee(s) to recommend to the Board for nomination for election at the next annual meeting. The Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

      No candidates for director nominations were submitted to the Committee by any stockholder in connection with the 2004 annual meeting. Any stockholder desiring to present a nomination for consideration by the Committee prior to our 2005 annual meeting must do so prior to September 1, 2004, in order to provide adequate time to duly consider the nominee and comply with our bylaws.

      If a stockholder wishes to nominate a director candidate and does not want the Committee to consider such nominee as one of the Company’s nominees, the shareholder should follow the requirements set out in “Other Information — Stockholder Proposals and Nomination for the 2005 Annual Meeting” found on page 24 of this Proxy Statement

Report of the Audit Committee

      The Audit Committee of the Board of Directors is composed of three directors, independent and otherwise qualified as required by the New York Stock Exchange, and operates under a written charter approved by the Board of Directors. The Charter is set out in Appendix C to this Proxy Statement and is available for review on our website.

      Management is responsible for the adequacy of the Company’s financial statements, internal controls and financial reporting processes. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for monitoring and overseeing these processes and otherwise assisting the directors in fulfilling their responsibilities relating to corporate accounting, reporting practices, and reliability of the financial reports of the Company. The functions of the Committee are focused primarily on four areas:

•	The quality and integrity of the Company’s financial statements;

•	The scope and adequacy of the Company’s internal controls and financial reporting processes;

•	The independence and performance of the Company’s internal and independent auditors; and

•	The Company’s compliance with legal and regulatory requirements related to the filing and disclosure of the quarterly and annual financial statements of the Company.

      The principal functions of the Committee include:

•	Selecting the independent auditors, and approving the scope, timing and fees of the annual audit as well as approving, in advance, any non-audit services to be provided by the independent auditors;

•	Reviewing the scope and adequacy of the internal audit function, plans and significant findings;

•	Meeting with management and with the independent auditors to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company’s financial and auditing personnel and resources;

•	Meeting with management and the internal and external auditors to review the Company’s internal controls, including computerized information systems controls and security;

•	Reviewing the Company’s financial statements and earnings releases prior to filing;

•	Reviewing significant changes in accounting standards and legal and regulatory matters that may impact the financial statements;

•	Meeting with management to review compliance policies and programs, including the Company’s Standards of Conduct Policy and the Code of Ethics for Managers and Senior Financial Officers; and

•	Conferring independently with the internal auditors and the independent auditors in carrying out these functions.

      To be in a position to accept the Company’s 2003 consolidated financial statements, the Committee took a number of steps:

•	The Committee approved the scope of the Company’s internal and independent audits;

•	The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	The Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and received management’s representation that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•	The Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, estimates and financial statements and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States; and

•	The Committee discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

      Based on the Committee’s discussions with management, the director of internal audit and Ernst & Young LLP, and the Committee’s review of the representation of management and the report of Ernst & Young LLP to the Committee, the Committee approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE,

Michael E. Patrick, Chairman
Lamar Norsworthy
Bruce W. Wilkinson

Principal Accounting Firm Fees

      The following table sets forth the U.S. dollar equivalent fees billed or to be billed by the Company’s principal accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2003 and 2002.

	Year Ended December 31,

	2003	2002

Audit Fees	$1,108,400	$865,600

Audit-Related Fees:
Internal audit services	—	74,200
Non-audit accounting consultations and other	53,100	52,900

	53,100	127,100

Tax Fees:
Tax compliance, consulting and advisory services	409,200	425,700

All Other Fees:
Other permitted advisory services	52,700	3,900

Total	$1,623,400	$1,422,300

      The Audit Committee performs an annual review and approves the scope of services and proposed fees of the Company’s principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the Chairman of the Audit Committee and will be reviewed by the full Audit Committee at the next regularly scheduled meeting.

      The Committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm’s independence. Effective June 2002, the Company discontinued the use of Ernst & Young LLP for internal audit services and engaged PricewaterhouseCoopers LLP for these services.

Pre-approval Policies and Procedures

      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

Stock Ownership Guidelines

      The Company established stock ownership guidelines for its directors, officers and certain key employees in 1996. The Board adopted these guidelines in order to align the economic interests of the directors, officers and certain key employees of the Company with those of all stockholders and further focus the future direction of the Company on enhancing stockholder value. Under these guidelines, within three years of their election, outside directors are expected to own at least $100,000 worth of the Company’s Common Stock (based on the higher of cost or current market value). All of the directors are in compliance with these guidelines. Additionally, within three years of employment, officers and certain key employees, a total of 37 persons, are expected to own Common Stock having a market value between one and five times their base salary, depending on their job category.

Directors’ Compensation

      The following table displays the components of outside director compensation. Employee directors receive no compensation for serving on the Board or its Committees.

COMPENSATION	AMOUNT/NUMBER

Annual Board Retainer	$30,000
Annual Option Grant	6,000 shares
Annual Committee Chair Retainer	$5,000
Board/ Committee Meeting Fee	$1,000

      Options granted to non-employee directors pursuant to the Annual Option Grant have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, become fully exercisable on the first anniversary of the effective date of the grant, and expire five years after the effective date of the grant, subject to prior termination, all pursuant to the terms of the Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the “Directors’ Plan”), approved at the 1999 Annual Meeting of Stockholders. The effective date for the Annual Option Grant for 2003 and 2004 was and will be the date of the Annual Meeting of Stockholders for each of these years, respectively. The exercise price for the 2003 Annual Option Grant is $49.465. The maximum number of shares to be issued under the Directors’ Plan and the number of shares subject to option are subject to adjustment in the event of stock splits or other changes in the Company’s capital structure.

      Under the Directors’ Deferred Compensation Plan, each non-employee director serving on the board for five or more years and who (i) does not stand for reelection in accordance with the Company policy of not doing so after reaching age 70 or because he or she was not recommended by the Board, (ii) is not reelected by the stockholders, or (iii) dies while a director, will earn a benefit equal to five times the annual retainer in effect for directors at the time of termination of his or her board service. The benefit will be paid in a lump sum when he or she ceases to be a director.

      Outside directors are reimbursed by the Company for the cost, and the tax liability associated with the cost, of their spouse’s or companion’s travel to the Company’s annual offsite Board meeting and are, from time to time, other travel. The income attributed to outside directors in 2003 for these expenses together with the resulting income tax liability was $6,682 for Mr. Cunningham, $12,500 for Mr. Patrick, $19,541 for Mr. Avery, $24,380 for Mr. Ross, $9,696 for Mr. Norsworthy, and $6,094 for Mr. Wilkinson.

The Nominees and Continuing Directors

      The names of the nominees for director and of the continuing directors, their principal occupations during the past five years, other directorships held, and certain other information are set out below, in order of their classification.

NOMINEES STANDING FOR ELECTION

CLASS III — TERM ENDING 2007 (IF ELECTED)

LAMAR NORSWORTHY

      Director since 2001. Age 57. Chairman of the Board and Chief Executive Officer of Holly Corporation, an independent petroleum refiner, since 1988. He is a director of Zale Lipshy University Hospital and a member of the Board of Visitors of M.D. Anderson Cancer Center.

MICHAEL E. PATRICK

      Director since 1996. Age 60. Vice President and Chief Investment Officer of Meadows Foundation, Inc., a philanthropic association, since 1995. He is a director of BJ Services Company and the RGK Foundation.

DIRECTORS CONTINUING IN OFFICE

CLASS I — TERM ENDING 2005

DAVID ROSS III

      Director since 1995. Age 63. Adjunct professor and member of the Board of Overseers of the Jesse H. Jones Graduate School of Administration at Rice University since 1979. From 1987 until 1993, he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm providing analytical research, planning and evaluation services to companies in the oil and gas industry. Between 1984 and 1987, he was a principal in the Sterling Group, a firm engaged in leveraged buyouts, primarily in the chemical industry, and Camp, Ross, Santoski & Hanzlik, Inc., which provided planning and consulting services to the oil and gas industry.

BRUCE W. WILKINSON

      Director since 2002. Age 59. Chairman of the Board and Chief Executive Officer since August 2000, and President and Chief Operating Officer from May 2000 to July 2000, of McDermott International, Inc., an energy services company. He was a Principal of Pinnacle Equity Partners, L.L.C., a private equity group, from May 1999 to April 2000; Chairman and Chief Executive Officer of Chemical Logistics Corporation, a company formed to consolidate chemical distribution companies, from April 1998 to April 1999; President and Chief Executive Officer of Tyler Corporation (a diversified manufacturing and service company) from April 1997 to October 1997; Interim President and Chief Executive Officer of Proler International, Inc, (a ferrous metals recycling company) from July 1996 to December 1996; and Chairman and Chief Executive Officer of CRSS, Inc. (a global engineering and construction services company) from October 1989 to March 1996.

CLASS II — TERM ENDS 2006

NATHAN M. AVERY

      Director since 1995. Age 69. Chairman of the Board and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the energy and mining industries, from 1972 to December 2000, when it was sold to Komatsu, Ltd. He has been an active participant in the oil and gas industry since the 1960s and was Chairman of the Board of Directors of Bettis Corporation, an actuator company, until 1996, when Bettis Corporation merged with Daniel Industries, Inc., and was a director and member of the Executive Committee of Daniel Industries until June 1999, when Daniel Industries merged with Emerson Electric Co.

C. BAKER CUNNINGHAM

      Director since 1996. Age 62. Chairman of the Board, President and Chief Executive Officer of Belden Inc., a wire, cable and fiber optic products manufacturing company, since 1993. He served in positions of increasing responsibility with Cooper Industries, Inc., a diversified manufacturer, marketer and seller of electrical products, tools and hardware from 1970 to 1993, including Executive Vice President, Operations from 1982 to 1993.

SHELDON R. ERIKSON

      Chairman of the Board of the Company since 1996, President and Chief Executive Officer and director since 1995. Age 62. He was Chairman of the Board from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing. Previously, he was President of the

Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Spinnaker Exploration Company. He also serves on the boards of directors of the National Petroleum Council, the American Petroleum Institute, and the Petroleum Equipment Suppliers Association, of which he is a past Chairman of the Board.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth, as of February 12, 2004, unless otherwise noted, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission (“SEC”)) by each current director, by each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors and executive officers as a group. For information regarding the Company’s stock ownership guidelines for directors and executive officers, see “Information Concerning the Board of Directors — Stock Ownership Guidelines.”

			Number of Shares
	Number of		That May Be
	Shares of		Acquired By Options	Percent
	Common		Exercisable Within	of
Directors	Stock Owned		60 Days(1)	Class

Nathan M. Avery	2,296	(2)	30,870	*
C. Baker Cunningham	12,846		36,870	*
Sheldon R. Erikson	608,154	(3)	993,676	3.0
Lamar Norsworthy	3,500		22,290	*
Michael E. Patrick	2,000		33,570	*
David Ross III	15,796		30,870	*
Bruce W. Wilkinson	0		12,000	*
Executive Officers Named in the Summary Compensation Table Other Than Those Listed Above:
Franklin Myers	51,419	(3)	240,756	*
Robert J. Rajeski	13,265	(3)	114,268	*
William C. Lemmer	9,109	(3)	135,778	*
Jack B. Moore	2,881	(3)	123,467	*
All directors and executive officers as a group (14 persons including those named above)	746,945	(3)	1,970,911	5.0

*	Indicates ownership of less than one percent of Common Stock outstanding.

(1)	As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after February 12, 2004.

(2)	Includes 2,170 shares owned by family members as to which beneficial ownership is disclaimed.

(3)	Includes shares held in the Cooper Cameron Corporation Retirement Savings Plan as of December 31, 2003.

EXECUTIVE COMPENSATION

Compensation and Governance Committee Report On Executive Compensation

General

      The Compensation and Governance Committee of the Board of Directors (the “Committee”) supervises and administers the compensation and benefits policies, practices and plans of the Company pursuant to a written charter, which is set out in Appendix D to this Proxy Statement and available on the Company’s website. The Committee has been created by the Board to, among other things, assist the Board in the discharge of its responsibilities with respect to compensation of executive officers. The principal functions of the Committee with respect to executive compensation include:

•	establishing the Company’s overall compensation policy, including compensation philosophy and strategy, short-and long-term incentive plans and programs, stock ownership plans and employee benefit plans, and making recommendations to the Board regarding those plans and programs;

•	reviewing and recommending to the Board the compensation and benefits to be paid or provided to the Board of Directors;

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluating the performance of, and setting the compensation to be paid to, the Chief Executive Officer as well as that to be paid to the other executive officers; and

•	reviewing and recommending to the Board employment agreements, termination agreements and severance policies and agreements.

      The Company’s primary objective is to increase stockholder value over time by developing executive compensation policies which are consistent with and linked to the Company’s strategic business objectives. It is the policy of the Committee to compensate executive officers based on their responsibilities and experience, the achievement of specific business objectives and established goals and the Company’s long-term performance. The Committee at least annually receives advice from a compensation consulting firm as to comparable compensation for executives similarly situated as part of the Committee’s analysis. The compensation of the Chief Executive Officer and the other executive officers consists of a base salary, an annual cash bonus opportunity and long-term incentive awards.

Base Salary and Annual Incentive Awards

      Each of the Company’s executive officers receives a base salary and has an opportunity to earn an annual cash bonus under the Company’s Management Incentive Compensation Plan (“MICP”). Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice determined by compensation surveys. The Committee’s policy is to provide competitive base salaries, taking into account peer and general industry practices, and place a significant portion of targeted total annual compensation at risk tied to performance-based MICP objectives. The MICP is designed to motivate and reward key management employees whose efforts impact the performance of the Company and its divisions and subsidiaries through the achievement of financial performance targets and, in some instances, individual performance objectives. The Committee is responsible for approving the financial performance targets that are used to determine awards made under the MICP. Performance targets are based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, reflect the Company’s annual operating plan. The targets which may be used under the MICP by the Committee include: earnings before interest, taxes, depreciation and amortization (“EBITDA”); return on equity (“ROE”); return on sales; return on capital; cash flow; earnings; bookings; revenues; return on net capital employed (“RONCE”); stock price performance; and economic value added (“EVA”). A target award percentage of base or peer industry median salary is established for each position eligible to participate in the MICP. Cash bonuses were awarded to 195 of 237 eligible employees for 2003 performance, but these bonuses reflected a 50% reduction from the target awards because the Company did not meet its ROE performance target. No bonus was awarded to any non-divisional corporate officer or any officer in the Cameron Division.

      The Committee is mindful of the unusual variances that occur in today’s financial arena in running corporations such as the Company. The Committee may take into account unusual items when applying the MICP targets to the actual results. Such items would include acquisitions, divestitures, recapitalizations, restructurings and other similar unforeseeable events. The Committee also considers industry-wide market conditions and peer performance.

Long-Term Incentives

      It is the policy of the Board to provide executives with incentives that are tied to the long-term performance of the Company. For this purpose, the Committee has awarded stock options to the named executive officers and other executive officers pursuant to the Company’s Long-Term Incentive Plan. The Committee determined the number of options awarded to each individual based on actual compensation. The stock options were awarded with an exercise price equal to fair market value on the date of award. The options have a ten-year term and generally vest, or become exercisable, in increments of one-third per year and are fully vested at the end of the first three years after the award date. From time to time, stock options with a longer vesting period are awarded when retention is a key consideration.

      In addition, in 2002 and prior years, executive officers were permitted to elect to receive stock options in lieu of all or a portion of their annual salary under the Company’s Options in Lieu of Salary Program. The options granted in lieu of salary vested and became fully exercisable at the end of the year for which they were awarded and had a four-year exercise period thereafter.

      The Committee determined that the Options in Lieu of Salary Program had fulfilled its intended purpose of encouraging the executive officers to substantially invest in the stock’s performance, thereby linking the executives’ personal interests to the interests of the Company and its stockholders, and recommended to the Board, which concurred, that the Options in Lieu of Salary Program be discontinued at the end of 2002.

Compensation of the CEO

      Mr. Erikson currently has a base salary of $800,000 which the Committee, based on a review of the compensation levels of chief executive officers of companies of comparable size in similar businesses, believes to be at or below the median salary level of such executives. He received no bonus for 2003 because the Company did not meet the performance targets established by the Committee. For 2004, Mr. Erikson is eligible to receive a bonus based on a formula which targets 100 percent of his peer industry median salary and adjusts it to reflect Company performance, primarily against earnings per share, cash flow and ROE targets established by the Committee. Mr. Erikson elected to convert the equivalent of one year’s base salary to stock options under the Options in Lieu of Salary Program for each of the years from 1995 through 1999 and for the years 2001 and 2002.

      Mr. Erikson received a stock option award of 190,000 shares under the Company’s Long-Term Incentive Plan in 2003. He also received stock option grants of 153,865 shares under the reload feature of the Plan. The Committee believes that the total options awarded to Mr. Erikson under the Long-Term Incentive Plan are competitive with options granted to CEOs of comparable companies. Through stock option awards, a large percentage of Mr. Erikson’s compensation is tied directly to corporate performance and return to stockholders.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.

      Options granted under the Company’s Long-Term Incentive Plan and bonuses paid pursuant to the Management Incentive Compensation Plan generally will qualify as performance-based compensation and should be deductible. The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.

Summary

      The Committee believes that the total executive compensation program should link compensation to corporate and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

COMPENSATION AND GOVERNANCE COMMITTEE,
DAVID ROSS III, CHAIRMAN
NATHAN M. AVERY
C. BAKER CUNNINGHAM

Stockholder Return Performance Graphs

Five-Year Graph

      The line graph below shows the cumulative total stockholder return on the Company’s Common Stock from December 31, 1998 to December 31, 2003, and compares it, over the same period of time, with the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and the weighted average (based on stock market capitalization) cumulative total return of a Peer Group selected by the Company. The Peer Group includes Baker Hughes Incorporated, BJ Services Company, Halliburton Company, Schlumberger Limited, Smith International, Inc. and Weatherford International, Inc. In each case, cumulative total return is calculated assuming a fixed investment of $100 on December 31, 1998, and the returns on the graph represent the value that each of these investments would have had at the end of each year shown.

	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	1998	1999	2000	2001	2002	2003

Cooper Cameron	100	199.74	269.64	164.73	203.35	190.20
S&P 500	100	121.00	110.00	97.00	75.50	97.20
Peer Group	100	140.50	192.10	130.40	119.00	143.50

Life of Company Graph

      The line graph below shows the cumulative total stockholder return on the Company’s Common Stock from July 5, 1995, when trading in the Company’s Common Stock commenced following the Company becoming an independent, publicly traded entity, to December 31, 2003, and compares it, over the same period of time, with the cumulative total returns of the same two indices used for the Five-Year Graph, calculated in the same manner and representing the value that each of these investments would have had at the end of each year shown.

	July 5,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	1995	1995	1996	1997	1998	1999	2000	2001	2002	2003

Cooper Cameron	100.00	176.40	380.12	606.21	243.48	486.34	656.52	401.09	495.11	463.11
S&P 500	100.00	114.40	140.70	187.60	241.20	292.00	265.40	233.90	182.20	234.50
Peer Group	100.00	118.70	173.50	272.50	145.10	207.20	298.40	211.40	183.70	222.40

Executive Compensation Tables

      The following table presents information for the last three years concerning compensation paid to, or accrued for, the Chief Executive Officer and the other four most highly compensated executive officers of the Company during the last year (such officers other than the Chief Executive Officer, collectively referred to as the “other named executive officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards(1)

				Other Annual		Securities

		Salary	Bonus	Compensation		Underlying	All Other
Name and Principal Position	Year	$(2)	$	$		Options/SARs #	Compensation $(3)

Sheldon R. Erikson	2003	720,000	0	157,011	(4)	343,865	68,935
Chairman, President and	2002	0	573,930	136,135	(4)	196,000	39,789
Chief Executive Officer	2001	0	672,146	*	(5)	353,594	33,941
Franklin Myers	2003	313,000	0	90,872	(4)	118,714	22,676
Senior Vice President	2002	0	118,107	75,246	(4)	96,551	2,853
of Finance and Chief	2001	0	132,390	*	(5)	106,293	1,032
Financial Officer
Robert J. Rajeski	2003	255,000	53,289	*	(5)	40,000	15,301
Vice President	2002	243,000	48,600	*	(5)	52,000	15,765
President, Cooper	2001	221,539	60,000	*	(5)	35,000	48,166
Compression Division
William C. Lemmer	2003	275,000	0	*	(5)	54,371	17,956
Vice President, General	2002	257,000	84,286	*	(5)	52,000	18,995
Counsel and Secretary	2001	145,000	114,430	*	(5)	35,000	12,860
Jack B. Moore (6)	2003	260,000	0	*	(5)	60,000	16,862
Vice President	2002	229,000	88,649	*	(5)	75,000	17,194
President, Cameron Division

(1)	Columns dealing with “Restricted Stock Awards” and “LTIP Payouts” have been omitted since no restricted stock awards or LTIP payouts were awarded to the named executives.

(2)	Under the Cooper Cameron Stock Options in Lieu of Salary Program, which was discontinued as of the end of 2002, certain named officers elected to receive a percentage of base pay in non-qualified stock options under the Company’s Long-Term Incentive Plan (“LTIP”) for 2001 and 2002. The 2002 salaries for the named executive officers who so elected were: Mr. Erikson, $630,000; and Mr. Myers, $288,000. The 2001 salaries for the named executive officers who so elected were Mr. Erikson, $600,000; Mr. Myers, $275,000; and Mr. Lemmer, $245,000.

(3)	The figures in this column for 2003, 2002 and 2001 include the Company’s contributions to the Cooper Cameron Corporation Retirement Savings Plan and the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan, as well as amounts paid by the Company for excess life insurance and basic life premiums. For Mr. Rajeski, this figure includes $33,192 in relocation expenses in 2001.

(4)	These figures include cash or deferred payments for loss of benefits due to participation in the Options in Lieu of Salary Program and income attributable to personal travel. For Mr. Erikson, this figure includes $83,563 and $78,059 in payments for lost benefits in 2003 and 2002, respectively, and $52,515 and $42,631 attributable to travel in 2003 and 2002, respectively.

(5)	Perquisites and other personal benefits paid or distributed did not exceed the lesser of $50,000 or 10 percent of this individual’s total salary and bonus.

(6)	Mr. Moore became an executive officer in May 2002.

      The following table presents information concerning the grant of options during 2003 to the Chief Executive Officer and the other named executive officers.

OPTION/ SAR GRANTS IN 2003

	Individual Grants

	Number of
	Securities		Percent of	Exercise
	Underlying		Total	or Base
	Options/SARs		Options	Price
	Granted		Granted to	Per		Grant Date
	(number of		Employees	Share	Expiration	Present
Name	shares)(1)		in 2003	($)(2)	Date	Value ($)(3)

Sheldon R. Erikson	190,000		11.37	42.93	11/12/13	2,694,086
	125,585	(4)	7.51	47.24	11/15/11	1,959,503
	28,280	(4)	1.69	47.24	10/9/08	441,253
Franklin Myers	75,000		4.49	42.93	11/12/13	1,063,455
	9,318	(4)	0.56	46.34	11/15/11	142,619
	34,396	(4)	2.06	46.34	1/1/07	500,582
Robert J. Rajeski	40,000		2.39	42.93	11/12/13	567,176
William C. Lemmer	50,000		2.99	42.93	11/12/13	708,970
	4,371	(4)	0.26	48.83	11/15/11	70,496
Jack B. Moore	60,000		3.59	42.93	11/12/13	850,764

(1)	These shares were granted under the Company’s Long-Term Incentive Plan.

(2)	The exercise price of each option is equal to the fair market value of the Company’s shares on the date of grant of the option. The exercise price may be paid in cash, or, in certain instances, by tendering already owned Cooper Cameron Common Stock having a fair market value on the date of exercise equal to the exercise price, except as noted in footnote (4).

(3)	The grant date present value is determined using the Black-Scholes option pricing model assuming an expected stock price volatility of 41.8%, a risk-free interest rate of 2.6 percent, a weighted average expected option life of 3.4 years (or remaining time to expiration, if shorter) and no dividend yield. The actual value, if any, that may be realized will depend on the market price of the Company’s Common Stock on the date of exercise. The dollar amounts shown are not intended to forecast possible future appreciation in the Company’s stock price.

(4)	These shares were granted under the reload feature of the Long-Term Incentive Plan and vested in full on the date of grant. The exercise price of each option is equal to the closing price on the New York Stock Exchange of the Company’s shares on the day preceding the date of grant.

      The following table presents information concerning exercises of stock options during 2003 and the unexercised options held at the end of 2003 by the Chief Executive Officer and the other named executive officers.

AGGREGATED OPTION/ SAR EXERCISES IN 2003

AND 12/31/2003 OPTION/ SAR VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Options/SARs
	Shares		12/31/03 (#)		at 12/31/03 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Sheldon R. Erikson	203,455	3,279,071	993,676	385,332	1,433,090	1,576,758
Franklin Myers	55,458	739,810	139,505	141,666	256,027	501,908
Robert J. Rajeski	—	—	114,268	86,332	718,155	305,458
William C. Lemmer	5,602	88,680	137,139	96,332	610,905	342,158
Jack B. Moore	3,000	48,270	123,467	123,333	627,170	401,529

(1)	Values are based on the difference between the exercise price and the closing price of $46.60 per share of Common Stock on the New York Stock Exchange on the last trading day of 2003.

      The following table presents information concerning the estimated annual retirement benefits payable to the Chief Executive Officer and the other named executive officers under the Cooper Cameron Corporation Retirement Plan upon retirement at age 65.

PENSION PLAN TABLE

	Year	Annual
	Individual	Estimated
	Reaches	Benefit at
Name	Age 65	Age 65($)

Sheldon R. Erikson	2006	81,891
Franklin Myers	2017	78,289
Robert J. Rajeski	2010	23,785
William C. Lemmer	2009	24,482
Jack B. Moore	2018	60,138

      For each of the individuals shown in the Summary Compensation Table, the table above shows the year each attains age 65 and the projected annual pension benefit at age 65. The retirement benefit is based on a cash balance formula whereby the balance is increased each year by interest and salary credit. The salary credit is 3% of the executive’s annual compensation up to the Social Security Wage Base and 6% for compensation over the Wage Base. The annual pension benefit is the annuity which can be provided by the cash balance account at retirement. The calculation is based on the following assumptions: benefits paid on a straight-life annuity basis; the current mortality table and an interest rate of 5.51% used in the conversion from the account balance to an annuity; year 2003 compensation projected each year based on the age-weighted salary scale used in the actuarial valuations (ranging from 3.0% to 7.0% in these calculations); an assumed 2.5% per annum increase in the Social Security Wage Base; and the year 2003 interest crediting rate of 4.53%. Amounts under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan are included in the Annual Estimated Benefit. Projected annual benefits change each year to reflect actual compensation and, in some years, changes in assumptions.

Employment, Termination and Change of Control Arrangements

      The Company has employment agreements containing certain termination and/or severance provisions with Messrs. Erikson and Myers. The Company also has an Executive Severance Policy for, and Change of Control Agreements with, other executive officers including Messrs. Rajeski, Lemmer and Moore.

      The agreements with Messrs. Erikson and Myers provide for specific terms of employment, including base salary, bonus and benefits over specified periods of time and for severance benefits and certain other benefits should a Change of Control, as defined below, occur. The agreements were unanimously approved by the independent members of the Board of Directors.

      The agreement between the Company and Mr. Erikson will continue until Mr. Erikson resigns, retires, reaches age 65, is terminated, becomes disabled or dies. The agreement provides that Mr. Erikson will: continue to receive an annual salary of not less than his current salary, which is $800,000, and a bonus as provided under the Company’s Management Incentive Compensation Plan or any other bonus plan adopted by the Board of Directors for executive officers; participate in Cooper Cameron Corporation’s Retirement Plan (a defined benefit plan) and the Long-Term Incentive Plan; and be eligible to participate in the Cooper Cameron Corporation Retirement Savings Plan (a defined contribution plan), the Employee Stock Purchase Plan and any other plans generally available to employees of the Company during his employment. The agreement between the Company and Mr. Myers has substantially the same terms as those described above for Mr. Erikson. The agreement provides that Mr. Myers will continue to receive an annual salary of not less than his current salary, which is $340,000.

      If either of these executives terminates due to death, retirement, disability or without Good Reason, as defined below, or is terminated by the Company for Cause, as defined below, no salary or other benefits are payable under the agreements. However, if termination occurs by discharge without Cause or by the executive with Good Reason, Mr. Erikson is entitled to an amount equal to three times the sum of: the highest base pay during any of the last three years (or its equivalent if paid in compensation other than cash); the highest of the maximum bonus award that he could earn during the current year, the highest bonus he received during any of the three preceding years or 180% of his annual base salary as of the termination date; and, the Black-Scholes value at the time of grant of the highest stock option award he received during any of the five preceding years. Mr. Myers is entitled to two times base salary and bonus calculated in the same manner as in Mr. Erikson’s agreement, except that the applicable provision for Mr. Myers is 100% rather than 180% of annual base salary. They are also entitled to three years of continued benefits and perquisites, including use of Company aircraft, subject to specified maximums, and club membership dues, and to certain other payments relating to benefit plans applicable to all employees. “Good Reason” for termination includes any of the following events which occur without employee consent: a change in status, title(s) or position(s) as an officer of the Company which is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor of the Company to assume the agreement; termination by the Company other than as provided in the agreement; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement. “Cause” means conviction of a felony-grade crime involving moral turpitude, willful failure to perform substantially the executive’s duties in a manner which is materially and demonstrably injurious to the Company or engaging in business in direct competition with the Company.

      The agreements with Messrs. Erikson and Myers also provide for certain benefits in the event of a Change of Control. Each of these officers is entitled under the agreements to accelerated vesting of options granted under the Company’s Long-Term Incentive Plan and to tender shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchange security. Each of these officers is also entitled under the agreements to tender to the Company options, including those accelerated, in exchange for an amount equal to the Black-Scholes value of such options using the highest such valuation during the one-year period prior to the Change of Control. If Mr. Myers is discharged without cause or resigns for Good Reason in conjunction with, and within two years of, a Change of Control, he is, in lieu of his termination benefits summarized above, entitled to a severance package which includes a payout equal to three times his base salary, bonus, and option grant, each calculated in accordance with the same provisions as found in Mr. Erikson’s agreement described above. These agreements also provide that if any payments made to the executive officer would cause the executive officer to be subject to an excise tax because the payment is a “parachute payment” (as defined in the Internal Revenue Code), then the Company will pay the executive officer an excise tax premium in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable but for the excise tax provision. A “Change of Control” of the Company will occur for purposes of these agreements if (i) any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company’s stockholders own less than 80% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company’s voting securities; or (v) there has been a disposition of all or substantially all of the Company’s assets.

      The Executive Severance Policy for other senior level executives, including Messrs. Lemmer, Moore and Rajeski, sets forth certain salary and benefit rights in the event of the termination of employment. The Executive Severance Policy provides for salary and benefit continuation of 12 months for a covered executive if his or her employment with the Company is terminated by the Company for any reason other than cause.

      The Change of Control agreements with eight officers, including Messrs. Rajeski and Lemmer, entitle the executive to substantially the same benefits provided to Mr. Myers under his employment agreement in the event of a Change of Control, except that under these agreements a Change of Control resulting from a merger or consolidation does not occur unless the Company’s stockholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity. The Change of Control Agreement with Mr. Moore and one other executive officer entitle the executives to substantially the same benefits provided to Messrs. Rajeski and Lemmer under their agreements in the event of a Change of Control, except that they have no right to tender to the Company options in exchange for an amount equal to the Black-Scholes value of such options.

OTHER BUSINESS

       The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

      The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 2003:

	Shares of	Percent of
	Common	Common
Name and Address of Beneficial Owner	Stock	Stock

FMR Corp. (1)	6,764,563	12.5
82 Devonshire Street Boston, MA 02109-3614
T. Rowe Price Associates, Inc. (2)	3,453,100	6.3
100 E. Pratt Street Baltimore, MD 21202
J.P. Morgan Chase & Co. (3)	3,294,695	6.1
270 Park Ave. New York, NY 10017
Neuberger Berman, Inc. (4)	2,806,946	5.2
605 Third Ave. New York, NY 10158
Massachusetts Financial Services Company (5)	2,718,020	5.0
500 Boylston Street Boston, MA 02116

(1)	According to a Schedule 13G/ A filed with the Securities and Exchange Commission (the “SEC”) by FMR Corp., as of December 31, 2003, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,545,837 shares or 12.123% of Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 6,545,837 shares owned by the Funds, but neither FMR Corp nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 116,100 shares or 0.215% of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 116,100 shares and sole power to vote or to direct the voting of 116,100 shares of common stock owned by the institutional account(s). Strategic Advisers, Inc, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 26 shares or 0.000% of the outstanding common stock of the Company. Strategic Advisers, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(2)	According to a Schedule 13G/ filed with the SEC by T. Rowe Price Associates, Inc., as of December 31, 2003, T. Rowe Price had sole voting power over 574,900 shares and sole dispositive power over 3,453,100 shares. T. Rowe Price is an Investment Advisor registered under Section 203 of the Investment Advisers Act of 1940. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	According to a Schedule 13G/ A filed with the SEC by J.P. Morgan Chase & Co., dated February 12, 2004, J.P. Morgan Chase had sole voting power over 2,316,719 shares of Common Stock, shared voting power over 7,608 shares, sole dispositive power over 3,275,040 shares and shared dispositive power over 17,176 shares.

(4)	According to a Schedule 13G/ A filed with the SEC by Neuberger Berman, Inc., dated February 13, 2004, Neuberger Berman had sole voting power over 1,543,841 shares of Common Stock, shared voting power over 702,400 shares, sole dispositive power over zero shares and shared dispositive power over 2,806,946 shares. In addition, employee(s) of Neuberger Berman, LLC and Neuberger Berman Management, Inc. own 32,200 shares.

(5)	According to a Schedule 13G filed with the SEC by Massachusetts Financial Services Company (“MFS”), dated February 11, 2004, MFS had sole voting power over 2,562,340 shares of Common Stock and sole dispositive power over 2,718,020 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2003, its directors, executive officers and stockholders with holdings greater than ten percent complied with all applicable filing requirements.

Stockholder Proposals and Nomination for the 2005 Annual Meeting

      In order for a stockholder to be eligible to submit a proposal or nomination to the 2005 Meeting, the stockholder must be a stockholder of record both when submitting the proposal or nominations, as well as on the record date.

      If a stockholder wishes to submit a proposal for possible inclusion in the Company’s 2005 proxy material, the notice must be in proper form and received at the Company’s corporate headquarters on or before November 15, 2004. If a stockholder wishes to submit a proposal at the 2005 annual meeting (but not seek inclusion of the proposal in the Company’s proxy material), the notice must be in proper form and received at the Company’s corporate headquarters between February 13 and March 14, 2005.

      To be in proper written form, a stockholder’s notice of a proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      If a stockholder wishes to submit a director nomination to the Compensation and Governance Committee for consideration as a Company director nominee, the stockholder should follow the procedures set out in “Information Concerning the Board of Directors — Nominations,” on page 7 of this Proxy Statement. If a stockholder wishes to submit a director nomination to the stockholders in opposition to the Company director nominees for inclusion in the Company’s 2005 proxy material, the notice must be in proper form and received at the Company’s corporate headquarter on or before November 15, 2004. If a stockholder wishes to submit such a nomination at the 2005 annual meeting (but not seek inclusion of the proposal in the Company’s proxy material), the notice must be in proper form and be received between February 13 and March 14, 2005.

      To be in proper written form, a stockholder’s notice of a director nomination must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SOLICITATION OF PROXIES

       The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. The cost of soliciting proxies and related services will be borne by the Company.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON
FORM 10-K/A

       We are mailing you our 2003 Annual Report to Stockholders with this proxy statement. Additional copies of Cooper Cameron’s Annual Report to Stockholders and its Annual Report on Form 10-K/A for the year ended December 31, 2003 are available without charge from our Investor Relations Department, 1333 West Loop South, Suite 1700, Houston, Texas 77027, 713-513-3300. Our SEC filings, including our 2003 Form 10-K/A, are available online, at no charge, at www.coopercameron.com, News & CCC Info, SEC filings, or through the Securities and Exchange Commission’s website at www.sec.gov.

By Order of the Board of Directors,

William C. Lemmer
Vice President, General Counsel and Secretary

APPENDIX A

COOPER CAMERON CORPORATION

CORPORATE GOVERNANCE PRINCIPLES

Adopted November 13, 2003

TABLE OF CONTENTS

1)	Functions and Responsibilities of the Board of Directors	3
a)	Basic Duties	3
b)	Management Selection and Oversight	3
c)	Board Performance Assessment	3
d)	CEO and Management Evaluation & Review	3
e)	Board Access to Management and Independent Advisors	3
f)	Board Interaction with Institutional Investors, Peers, Customers, etc.	3
g)	Director Orientation and Continuing Education	4
h)	Succession Planning	4
i)	Director Compensation	4
2)	Composition of the Board of Directors	4
a)	Board Size	4
b)	Board Independence	4
c)	Director Qualifications	4
d)	Director Selection	4
e)	Extending Invitation to New Board Member	5
f)	Term Limits, Change in Status and Retirement	5
g)	Other Directorships	5
h)	Presiding Director for Executive Sessions of Independent Directors	5
i)	Separate Positions of Chairman of the Board, President, and Chief Executive Officer	5
j)	Selection of Chairman of the Board and Chief Executive Officer	5
3)	Meeting Procedures	5
a)	Selection of Agenda Items	5
b)	Distribution of Materials	6
c)	Non-Directors’ Attendance at Board Meetings	6
d)	Strategic Issues Discussions	6
e)	Number of Meetings	6
f)	Executive Sessions of Independent Directors	6
g)	Confidentiality of Information	6
4)	Board Committees	6
a)	Committee Structure	6
b)	Committee Charters	6
c)	Rotation of Committee Assignments and Chairs	7
d)	Frequency and Length of Board Committee Meetings	7
e)	Development of Committee Agenda	7
5)	Other Principles	7
a)	Share Ownership by Directors	7
b)	Conflicts of Interest	7
c)	Periodic Review	7

1) Functions and Responsibilities of the Board of Directors

       a)   Basic Duties

The Board of Directors is elected by the shareholders to oversee the management of the Company and to insure that the long-term interests of the shareholders’ are being served. The Directors’ basic responsibility is to oversee the conduct of the business and affairs of the Company, exercising their business judgment in good faith to act in what they believe to be in the best interests of the Company. Directors are expected to regularly attend Board meetings and meetings of the Committees of the Board on which they serve. Directors are expected to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities. To prepare for meetings, Directors are expected to review the materials provided in advance of those meetings.

       b)   Management Selection and Oversight

The Board of Directors selects the senior management team, which is charged with the conduct of the Company’s business. The Board acts as an advisor and counselor to senior management and monitors management’s performance.

       c)   Board Performance Assessment

A self-evaluation shall be conducted annually to determine whether the Board of Directors and each of its Committees are functioning effectively. The Compensation and Governance Committee has the responsibility to oversee the annual assessment process of the Board of Directors and Board Committees. The Board of Directors and the Board Committees will review the results of the evaluations to determine what actions should be taken to improve Board and Committee performance.

       d)   CEO and Management Evaluation & Review

The Compensation and Governance Committee will annually conduct an evaluation of the Chief Executive Officer in connection with its review of the Company’s performance. The Committee will present this evaluation to the other Independent Directors during an Executive Session.

The Chief Executive Officer will evaluate other senior management annually and review these evaluations with the Compensation and Governance Committee.

       e)   Board Access to Management and Independent Advisors

Board members have complete and open access to management and any and all of the Company’s facilities. The Chairman of the Board will invite key employees to attend Board meetings and Committee meetings when they can meaningfully contribute to Board or Committee deliberations.

The Board and Board Committees may consult with and retain independent legal, financial and other advisors as they may deem necessary and the fees thereof shall be the obligation of the Company.

       f)   Board Interaction with Institutional Investors, Peers, Customers, etc.

Under ordinary circumstances, management speaks for the Company and the Chairman of the Board speaks for the Board. Individual Board members may, from time to time, meet with or communicate with various constituencies that are involved with the Company. In most instances it is expected that Board members do this with the knowledge of management and, in most instances, at the request of management.

       g)   Director Orientation and Continuing Education

New Directors will be given an orientation program to familiarize them with the Company’s businesses and operations as well as their responsibilities and duties as Directors. As part of the continuing education process for Directors, the Company’s officers will prepare and present programs concerning the Company’s strategies, initiatives and business plans; arrange for presentations by outside parties concerning industry issues and general business and regulatory matters; and conduct on-site meetings with Company personnel. Directors are encouraged to attend, at Company expense, appropriate third-party programs related to their continuing education.

       h)   Succession Planning

The Chief Executive Officer will review the Company’s succession plan on an annual basis with the Compensation and Governance Committee, including succession plans for the Chief Executive Officer.

Senior Company executives will compile and evaluate a succession plan for their areas of responsibility which will be reviewed with the Chief Executive Officer. The Chief Executive Officer will provide input on each succession plan and discuss the plans with the Board.

       i)   Director Compensation

The Compensation and Governance Committee makes recommendations on director compensation and benefits to the full Board based on information for comparable companies as well as recommendations from consultants and management.

2) Composition of the Board of Directors

       a)   Board Size

The Company’s Bylaws currently provide for a Board of not less than 5 or more than 15 members. The Board of Directors currently is composed of 7 members which the Board considers appropriate for the Company at the present time. The Board is willing to have a greater number of directors to accommodate the availability of an outstanding candidate or other special circumstance. Similarly, the Board is willing to reduce its size or to maintain a vacancy, if available candidate(s) meeting the Board’s qualification standards cannot be identified.

       b)   Board Independence

The Board of Directors has, and will continue to have, a significant majority of outside, independent directors.

To be considered “independent” a Director must meet the criteria of the applicable rules of the New York Stock Exchange and be affirmatively determined by the Board to be independent.

       c)   Director Qualifications

The Board of Directors seeks members from diverse professional backgrounds with a broad spectrum of experience and expertise and a reputation for integrity. Directors should have experience in highly responsible positions, be leaders in the companies or institutions with which they are, or have been, affiliated and be able to make significant contributions to the Board and the company.

       d)   Director Selection

The Compensation and Governance Committee is responsible for screening and recommending director candidates to the Board for consideration and approval. The Board of Directors is responsible for the approval of candidates for nomination and/or appointment to the Board.

       e)   Extending Invitation to New Board Member

The Chairman of the Board and the Chairman of the Compensation and Governance Committee will extend an invitation on behalf of the Board to any prospective Board member.

       f)   Term Limits, Change in Status and Retirement

The Board does not have term limits for Directors, but does believe in the importance of monitoring the performance of individual Directors.

When a current Director’s job responsibilities change, the Board expects the director to tender his/her resignation to the Chairman of the Board, who will refer it, together with a recommendation, to the Compensation and Governance Committee for review and acceptance/rejection.

A Director may not stand for re-election after his/her 70th birthday.

       g)   Other Directorships

Directors are expected to advise the Chairman of the Board and the Chairman of the Compensation and Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of any other public company. The Compensation and Governance Committee will consider whether such additional directorships or assignments would adversely affect the ability of the Director to function effectively on the Company’s Board.

Directors who are chief executive officers should not serve on more than two public company boards in addition to the company of which they are CEO unless the Board determines that the carrying out of such Director’s responsibilities to the Company will not be adversely affected by these other directorships.

       h)   Presiding Director for Executive Sessions of Independent Directors

For purposes of leading the Executive Sessions of the Independent Directors, a Presiding Director will be elected annually by the Independent Directors at the Board’s organizational meeting following the annual meeting of stockholders.

       i)   Separate Positions of Chairman of the Board, President, and Chief Executive Officer

The Company’s Bylaws permit the Chairman of the Board, President, and Chief Executive Officer to be one and the same person, and the Board believes that it is currently in the best interests of the company to combine these offices. The Board does recognize that under certain circumstances such a combination may not be appropriate and may consider separating those offices under such circumstance.

       j)   Selection of Chairman of the Board and Executive Officers

The Board of Directors elects the Chairman of the Board and all of the Executive Officers.

3) Meeting Procedures

       a)   Selection of Agenda Items

The Chairman of the Board, in consultation with members of the Board, establishes the agenda for Board meetings. Directors may introduce subjects at any Board meeting that are not on the agenda for that meeting.

       b)   Distribution of Materials

In order to be properly prepared, it is crucial for Board members to have meaningful written materials on topics to be discussed well in advance of the meeting date. Management will keep Board members abreast of developments between Board meetings.

       c)   Non-Directors’ Attendance at Board Meetings

The Board of Directors believes that the attendance of key executive officers can enhance Board deliberations. Therefore, the Company’s Chief Financial Officer and General Counsel are expected to attend all Board meetings, and the Vice President of Human Resources is expected to attend when appropriate.

These officers are encouraged and expected to respond to questions posed by Board members relating to their areas of expertise. Such persons shall not attend Executive Sessions of the Board of Directors, or of any Committee thereof, unless requested by the Board or individual Committee Chairs.

The Board of Directors also believes that other executive officers of the Company and its subsidiaries can assist the Board with its deliberations and provide critical insights and analyses. When appropriate, such officers will be invited to Board and Committee meetings to communicate directly with the Board.

       d)   Strategic Issues Discussions

The full Board of Directors will engage in discussions on strategic issues and ensure that sufficient time is devoted to these subjects.

       e)   Number of Meetings

The Board of Directors will hold a minimum of four scheduled meetings per year and such other meetings as may be needed or desirable.

       f)   Executive Sessions of Independent Directors

An Executive Session of Independent Directors will be an agenda item for all regularly scheduled Board and Committee Meetings.

       g)   Confidentiality of Information

In order to facilitate open discussion, the Board maintains a policy of confidentiality with regard to all Board discussions and deliberations.

4) Board Committees

       a)   Committee Structure

The Board of Directors will establish Committees responsible for oversight of the audit, compensation, governance and nominating functions. The members of these Committees will be independent directors under the criteria established by these Governance Principles, and all Committees will operate in accordance with the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

       b)   Committee Charters

Each Committee will have its own charter setting forth the purposes and responsibilities of the Committee. Among other things, the charters will provide that each Committee will evaluate its performance annually.

       c)   Rotation of Committee Assignments and Chairs

Committee assignments and the designation of Committee Chairs should be based on the Director’s knowledge, interests and areas of expertise. The Board believes experience and continuity are more important than automatic rotation and that rotation of members and Chairs is only appropriate when it is likely to increase Committee performance or facilitate Committee work.

       d)   Frequency and Length of Board Committee Meetings

The Committee Chairs, in consultation with the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, and the General Counsel should establish the frequency and length of Committee meetings.

       e)   Development of Committee Agenda

Each Committee Chair, working with the Chairman of the Board, will establish a general plan for the committee’s activities for the year and will approve a specific agenda for each committee meeting. All standing Committees will meet regularly during the year and receive reports from Company personnel on Company developments affecting the Committee’s work.

5) Other Principles

       a)   Share Ownership by Directors

Within three years of their election to the Board, Directors are expected to own at least $100,000 (based on the higher of cost or current market value) of the Company’s common stock.

       b)   Conflicts of Interest

Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict.

Directors are expected to be mindful of their fiduciary obligations to the Company. Directors shall recuse themselves and not participate in the discussion or vote on any matter presented at a Board meeting if they believe that they have a personal interest or a conflict-of-interest.

When faced with a situation involving a potential conflict-of-interest, Directors are encouraged to seek advice from the General Counsel. If a significant conflict-of-interest with a Director exists and cannot be resolved, the Director is expected to tender his or her resignation to the Chairman of the Board.

The Company annually solicits information from Directors in order to monitor potential conflicts-of-interest.

       c)   Periodic Review

The Board of Directors will review these principles annually and make such changes as it deems necessary, appropriate or desirable.

APPENDIX B

COOPER CAMERON CORPORATION

Code of Business Conduct and Ethics
For Directors

Introduction.

      This Code of Business Conduct and Ethics for Directors has been adopted by the Board of Directors of Cooper Cameron Corporation to promote honest and ethical conduct and compliance with applicable laws, rules, regulations and standards. The Board recognizes that no code of conduct and ethics can replace the thoughtful behavior of an ethical Director. Such a code, however, can focus attention on areas of ethical risk, provide guidance to help recognize and deal with ethical issues, and help to foster a culture of honesty and accountability

      Any waiver of the Code may be made only by the Board of Directors or a Committee of the Board, and must be disclosed promptly to shareholders.

Principles and Practices.

      In performing his or her duties, a Director of Cooper Cameron Corporation should abide by the following principles:

•	Conflicts of Interest. Directors should conduct themselves in an honest and ethical manner and avoid any actual or apparent conflict of interest. A conflict of interest occurs when a Director’s private interest interferes in any way with the interests of the Company, and/or makes it difficult to perform his or her duty objectively and effectively.

•	Corporate Opportunities. Directors should not (a) take for themselves personally opportunities that are discovered through the use of Company property, information or position; (b) use Company property, information, or position for personal gain; or (c) compete with the Company. Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

•	Confidentiality. Directors should maintain the confidentiality of information entrusted to them by the Company or its customers, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

•	Fair Dealing. Directors should endeavor to deal fairly with the Company’s various constituents. No Director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

•	Protection and Proper use of Company Assets. Directors should protect the Company’s assets and ensure their efficient use. All Company assets should be used for legitimate business purposes.

•	Compliance with Laws, Rules and Regulations (including Insider Trading Laws). Directors should proactively promote compliance with laws, rules and regulations, including insider trading laws. Insider trading is both unethical and illegal.

•	Encouraging the Reporting of any Illegal or Unethical Behavior. Directors should proactively promote ethical behavior. Directors should ensure that the Company encourages employees to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation. Directors should ensure that the Company has an effective means for employees to report violations of laws, rules, regulations or the Company’s Code of Ethics for Management Personnel, including Senior Financial Officers or its Standards of Conduct. Directors should ensure that the Company does not allow retaliation for reports made in good faith and that this is policy communicated to the employee.

B-1

APPENDIX C
Audit Committee Charter
CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS OF COOPER CAMERON CORPORATION

1.	Organization

      The Audit Committee of the Board of Directors shall be comprised of at least three independent directors. All Audit Committee members will be financially literate, and at least one member will be a “financial expert”. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and otherwise satisfy the requirements for independence in the listing requirements of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Satisfaction of the accounting and financial requirements shall be determined by the Board in its business judgment, in accordance with the rules of the New York Stock Exchange.

2.	Statement of Purpose

      The purpose of the Audit Committee is to prepare the Audit Committee Report to be included in the Company’s annual proxy statement and to provide assistance to the Board in its oversight of:

a.	the integrity of Company’s accounting and financial reporting processes and of the audits of the financial statements of the Company;

      b. the Company’s compliance with legal and regulatory requirements;

c.	the outside auditor’s independence and qualifications; and

d.	the performance of the Company’s internal audit function and outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing function are responsible for maintaining and applying appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

3.	Duties and Powers

      The Audit Committee will have the following duties and powers:

a.	with respect to the outside auditors:

(i)	To directly appoint, retain or terminate, compensate, and oversee and evaluate the Company’s outside auditors, and to approve all audit engagement fees and terms;

(ii)	To pre-approve, and/or adopt policies governing Committee pre-approval of, all audit services to be provided by the outside auditor;

(iii)	To pre-approve, and/or adopt policies governing Committee pre-approval of, all permitted non-audit services and related fees to be provided by the outside auditors;

(iv)	To annually obtain from the outside auditors, and review, a written report delineating: (1) the outside auditors internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between the outside auditors and the Company (“Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board Standard No. 1, (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement as to Independence), discuss with the outside auditors the nature and scope of any disclosed relationships and non-audit services which may have been provided that might impact the outside auditors’ objectivity and independence, and take appropriate action in response to the Statement as to Independence and this discussion to satisfy itself of the continuing independence of the auditors;

(v)	To periodically meet separately with the outside auditors, and review/discuss: (1) any difficulties the auditors encountered in the course of the audit work (including any restrictions on the scope of the auditors activities or on access to information, and any significant disagreements with management) and management’s response; and, (2) the auditors’ evaluation of the Company’s financial, accounting, and auditing personnel; and

(vi)	To set clear hiring policies for employees or former employees of the outside auditors.

      b. with respect to the internal auditors:

(i)	To review and concur with management’s appointment, termination, or replacement of the director of internal audit;

(ii)	To consider and approve, in consultation with management, the charter of the internal audit function, revisions to the year’s planned scope and the planned scope of internal audit procedures for the following year;

(iii)	To advise the director of the internal auditing function that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing function and management’s responses thereto; and

(iv)	To provide sufficient opportunity for the internal auditors to meet with the members of the Audit Committee without other members of management present.

      c. with respect to the annual audit

(i)	To review with the outside auditors and management of the Company the scope of the proposed audit and timely quarterly reviews for the current year, the procedures to be utilized and the compensation of the independent auditors;

(ii)	To advise management, the internal auditor and the outside auditors that they are expected to provide and discuss with the Audit Committee:

(a)	a timely analysis of significant financial reporting issues and practices and control risks or exposures determined during the course of the audit, to include the Company’s guidelines and policies that govern the process by which risk assessment and management is undertaken; and,

(b)	the steps management has taken or plans to take to address such issues and practices and to monitor and control such risks and exposures;

(iii)	At the completion of the annual audit:

(a)	To review with management and the outside auditors the audited financial statements to be contained in the annual report to stockholders, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, to determine that the outside auditors are satisfied with the disclosure and content of the financial statements and the MD&A;

(b)	To consider any reports or communications (and management’s and/or the internal auditor’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61, discuss any other matters required to be communicated to the Committee by the auditors, and review with management and the outside auditors their judgments about the appropriateness, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements;

(c)	To review with the outside auditors their audit of the financial statements and the report thereon, any significant changes made in the approved scope of the independent auditor’s audit plan, any serious difficulties or disputes with management encountered during the course of the audit including any restrictions on the scope of their work or access to required information, and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

(d)	To consider and review with management, the outside auditors and the Company’s internal auditor:

i.	The adequacy of the Company’s internal controls including computerized information system controls and security; and

ii.	Any related significant findings and recommendations of the outside auditors and/or the internal auditor together with management’s responses thereto;

(iv)	To obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

d.	with respect to financial statements and reports and earning guidance:

(i)	To discuss the quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and related press releases with management and the outside auditors prior to the filing of the Form 10-Q and issuance of the press release, to determine that the outside auditors are satisfied with and do not take exception to the disclosure and content of the financial statements or results, and discuss any other matters required to be communicated to the Committee by the auditors (the chair of the Committee may represent the entire Committee for purposes of this review);

(ii)	To discuss financial information and earnings guidance provided to analysts and rating agencies with management;

(iii)	To review any report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for its annual meeting of stockholders; and

(iv)	To review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

e.	with respect to complaints:

(i) Establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential and anonymous submission of concerns regarding accounting or auditing matters by employees.

f.	with respect to the Board:

(i)	To report regularly to the full Board and to report Committee actions to the Board with such recommendations as the Committee may deem appropriate;

(ii)	To obtain the full Board’s approval of this Charter, and review and reassess this Charter and conduct an annual self-appraisal at least annually;

(iii)	To conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, using, in its sole discretion, independent counsel, accountants, or others to assist it in the conduct of any investigation; and

(iv)	To perform such other functions as assigned by law, the Company’s charter or bylaws or the Board.

g.	with respect to outside advisors:

(i)	To obtain advice and assistance from outside legal, accounting and other advisors; and

(ii) To receive appropriate funding for such advisors.

4.	Meetings

      The Audit Committee shall meet no less than two times each year. Other meetings may be held at the discretion of the Audit Committee. The Audit Committee should meet separately at least annually with each of the management, the director of internal auditing and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.

November 2003

APPENDIX D

Compensation and Governance Committee Charter

CHARTER

OF THE
COMPENSATION AND GOVERNANCE COMMITTEE
OF THE
BOARD OF DIRECTORS OF COOPER CAMERON CORPORATION

1.	Statement of Purpose

      The Board of Directors of Cooper Cameron Corporation has created the Compensation and Governance Committee (the “Committee”) to assist it in the discharge of its responsibilities both with respect to compensation and with respect to succession and corporate governance.

      With respect to compensation the Committee will:

a.	In coordination with senior management establish the Company’s compensation philosophy and strategy generally, and those relating to executives and directors specifically;

b.	In coordination with senior management assure an internally consistent and externally competitive executive compensation program in order to attract, retain and motivate qualified executives and Board members, and provide incentive for the attainment of the Company’s strategic goals and objectives;

c.	Represent the Company’s executive compensation program to the shareholders, public and employees, and produce an annual report on executive compensation for inclusion in the Company’s proxy statement; and,

d.	Provide guidance, direction and monitoring of the Company’s compensation, benefit and deferral plans and programs.

      With respect to succession and corporate governance, the Committee will:

a.	Select and recommend to the Board director nominees for each annual meeting of shareholders

b.	Provide guidance and recommendations to the Board on corporate governance principles for the Company; and

c.	Review and make recommendations to Management regarding the executive development and succession program of the Company.

2.	Composition and Structure

      The Compensation and Governance Committee shall be comprised of at least three directors appointed by the Board and shall serve at the pleasure of the Board. The members of the Committee shall be “independent” directors as defined by the New York Stock Exchange Listing Standards, and shall be “non-employee directors” within the meaning of the Securities and Exchange Commission Rule 16b-3, and “outside directors” within the meaning of Internal Revenue Code Section 162(m).

3.	Duties and Powers

      In carrying out its purpose, the Compensation and Governance Committee will have the following duties and powers with respect to compensation:

a.	Review and approve periodically the Company’s compensation philosophy and strategy;

b.	Review and approve the selection of peer group companies for competitive pay and performance comparison and approve target competitive positioning of program elements and total compensation;

c.	Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation, giving consideration to the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years;

d.	Review and approve the compensation of the officers and certain key employees of the Company, taking into consideration the Company’s performance, competitive review and standard procedures with respect to compensation, and such other factors as may, in the Committee’s discretion, be appropriate;

e.	Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans;

f.	Exercise oversight responsibility for severance policies and employment and severance arrangements outside the policy;

g.	Review compliance with executive and director stock ownership guidelines;

h.	Review executive benefits and perquisites;

i.	Oversee the administration of the Company’s long-term incentive plans and (i) approve the award guidelines to be used in determining individual awards, (ii) approve target and maximum award levels, (iii) approve performance goals and objectives, (iv) certify attainment of goals and approve payouts, and (v) approve grants to officers and key employees and the number of shares available for grant to other employees;

j.	Oversee the administration of the Company’s annual incentive award plans and (i) approve eligible classes of participants, (ii) approve performance targets, (iii) approve target and maximum awards, and (iv) certify attainment of goals and approve payouts;

k.	Oversee the administration of the Company’s deferred compensation plan and retirement plans; and,

l.	Review all Board of Director fee arrangements, and other compensation and benefit programs for Board members, and make recommendations to the full Board concerning same.

      In carrying out its purpose, the Compensation and Governance Committee will have the following duties and powers with respect to succession and corporate governance:

a.	Recommend to the Board for approval the criteria and the qualifications both necessary and desirable for future Board members;

b.	Identify and or evaluate potential individuals for Board membership;

c.	Review periodically the Company’s corporate governance principles;

d.	Oversee the evaluation of the Board with respect to its performance and its compliance with the Company’s corporate governance principles;

e.	Oversee the evaluation of Management of the Company.

      The Committee also will:

a.	Review the Committee’s charter periodically and refer any recommended changes to the Board; and,

      b.  Make an annual performance evaluation of the Committee.

4.	Process and Procedures

      The Compensation and Governance Committee shall conduct no less than three regularly scheduled meetings each year. Other meetings may be held at the discretion of the Committee Chairman or the CEO. Each meeting of the Committee will have an “Executive Session” as an agenda item. In addition to

Committee Members, the CEO, the Vice President with responsibility for Human Resources, and the General Counsel are expected to attend. The Corporate Secretary is responsible for preparing the meeting agenda, back-up and other meeting materials, and the preparation of the minutes.

      The Committee shall have the authority to obtain and consider materials, advice and recommendations from independent advisors and consultants, and to retain and terminate them and approve their fee and retention terms.

      The Committee shall have the authority to act by unanimous written consent and by telephonic meetings, and to create and delegate to subcommittees.

5.	Committee Accountability

      The Committee Chairman will report to the Board at the next regularly scheduled Board meeting all actions it has taken since its previous report, and the Committee will report to the stockholders annually.

November 2003

COOPER CAMERON CORPORATION

Annual Meeting of Stockholders
10:00 a.m.
May 13, 2004

Cooper Cameron Corporation
1333 West Loop South, Suite 1700
Houston, Texas

Agenda

•	Call to order

•	Introduction of Directors and Officers

•	Election of Directors

•	Ratification of the Appointment of Independent Auditors for 2004

•	Vote on Stockholder Proposal

•	Chairman’s Report

•	General Question and Answer Period

This is your proxy. Your vote is important. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card below.

ê FOLD AND DETACH HERE ê

COOPER CAMERON CORPORATION

Proxy for Annual Meeting of Stockholders
May 13, 2004
Solicited on Behalf of the Board of Directors

P R O X Y

The undersigned stockholder(s) of Cooper Cameron Corporation (“Cooper Cameron”) appoints each of Sheldon R. Erikson and William C. Lemmer proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders of Cooper Cameron on Thursday, May 13, 2004, at 10:00 a.m. at the Cooper Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess if present. The stockholder(s) hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED: FOR THE NOMINEES FOR DIRECTOR (LAMAR NORSWORTHY AND MICHAEL E. PATRICK); FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS FOR 2004; AGAINST A STOCKHOLDER PROPOSAL; AND, IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan and Cooper Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.

Comments:	(Please sign and date on the reverse side)

(If you have written in the above space, please mark the “comments” box on the reverse side of this card.)

COOPER CAMERON CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8508
EDISON, NJ 08818

You may use the internet or telephone to vote your shares electronically, 24 per day, 7 days a week.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cam

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

ê DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ê

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR all nominees, FOR proposal 2 and AGAINST proposal 3.

1.	Election of Directors
								FOR	AGAINST	ABSTAIN
		FOR	WITHHELD		Nominees: 01. Lamar Norsworthy 02. Michael E. Patrick	2.	Ratification of the Appointment of Independent Auditors for 2004.	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES		3.	Vote on a Stockholder Proposal.	☐	☐	☐
☐	For all nominees except as written above
							Comments (see resverse)			☐
							I plan to attend the meeting.			☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

COOPER CAMERON CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8508
EDISON, NJ 08818-8508

You may use the internet or telephone to vote your shares electronically, 24 hours per day, 7 days a week.

Your vote is important. Please vote immediately.

Vote-by-Internet
Log on to the Internet and go to
http://www.eproxyvote.com/cam

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X

Please mark
votes as in
this example.

5973

The Board of Directors recommends a vote FOR all nominees, FOR proposal 2 and AGAINST proposal 3.

1.	Election of Directors.

FOR
ALL
NOMINEES

     FOR    WITHHELD

WITHHELD
FROM ALL
NOMINEES

Nominees:
01. Lamar Norsworthy
02. Michael E. Patrick

For all nominees except as written above

2.	Ratification of the Appointment of Independent Auditors for 2004.

FOR	AGAINST	ABSTAIN

3.	Vote on a Stockholder Proposal.

Comments (see reverse)

I plan to attend the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                                Date:                                     Signature:                                                Date:

COOPER CAMERON CORPORATION
Annual Meeting of Stockholders
10:00 a.m.
May 13, 2004

Cooper Cameron Corporation
1333 West Loop South, Suite 1700
Houston, Texas

Agenda

•	Call to order
•	Introduction of Directors and Officers
•	Election of Directors
•	Ratification of the Appointment of Independent Auditors for 2004
•	Vote on Stockholder Proposal
•	Chairman’s Report
•	General Question and Answer Period

This is your proxy. Your vote is important. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card below.

FOLD AND DETACH HERE

P
R
O
X
Y

COOPER CAMERON CORPORATION
Proxy for Annual Meeting of Stockholders
May 13, 2004
Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Cooper Cameron Corporation (“Cooper Cameron”) appoints each of Sheldon R. Erikson and William C. Lemmer proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders of Cooper Cameron on Thursday, May 13, 2004, at 10:00 a.m. at the Cooper Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess if present. The stockholder(s) hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED: FOR THE NOMINEES FOR DIRECTOR (LAMAR NORSWORTHY AND MICHAEL E. PATRICK); FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS FOR 2004; AGAINST A STOCKHOLDER PROPOSAL; AND, IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan and Cooper Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.

Comments:	(Please sign and date on the reverse side)

(If you have written in the above space, please mark the
“comments” box on the reverse side of this card.)